DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:                     [JOHN DOE]             Age: [60]         Sex:  [Male]
        [AVAILABLE ONLY UNDER NQ CONTRACTS]
        [JOINT OWNER:]             [JANE DOE]     Age: [55]        Sex: [Female]

ANNUITANT:                 [JOHN DOE]             Age: [60]         Sex:  [Male]

FOR NQ AND NON-NATURAL OWNER JOINT LIFE IRA CONTRACTS ISSUED WITH A JOINT ANNUITANT (NQ AND IRA ONLY):
[APPLICABLE FOR NQ CONTRACTS AND GWBL NON-NATURAL OWNER JOINT LIFE IRA
CONTRACTS]
[JOINT ANNUITANT:]         [JANE DOE] Age: [55]           Sex: [Female]

[APPLICABLE TO GWBL CONTRACTS ISSUED ON A JOINT LIFE BASIS.] JOINT LIFE IS NOT AVAILABLE UNDER TSA AND QP CONTRACTS]
        [SUCCESSOR OWNER:]  [MARY DOE]      Age:  [55]   Sex:  [Female]

[APPLICABLE TO GWBL CONTRACTS ISSUED ON A JOINT LIFE BASIS.] [FOR NQ CONTRACTS:
THE SUCCESSOR OWNER MAY HAVE JOINT OWNERSHIP RIGHTS.]
       [SUCCESSOR OWNER (AND JOINT OWNER):] [MARY DOE]  Age: [55] Sex: [Female]]

BENEFICIARY:      [JANE DOE]

CONTRACT NUMBER:                 [00000]

         ENDORSEMENTS ATTACHED:
         [MARKET SEGMENT ENDORSEMENTS]
                  [Endorsement Applicable to Non-Qualified Contracts Endorsement Applicable to IRA Contracts
                  Endorsement Applicable to Roth IRA Contracts
                  Endorsement Applicable to Custodial [Roth] IRA Contracts Endorsement Applicable to TSA Contracts
                  Endorsement Applicable to Defined Contribution Qualified Plan Contracts
                  Endorsement Applicable to Defined Benefit Qualified Plan Contracts
                  Endorsement Applicable to SEP IRA Contracts
                  Endorsement Applicable to SIMPLE IRA Contracts
                  Inherited Traditional IRA Beneficiary Continuation Option ("BCO") Endorsement
                  Inherited Roth IRA Beneficiary Continuation Option ("BCO") Endorsement
                  Charitable Remainder Trust Endorsement
                  Non-Spousal Beneficiary Continuation Option ("BCO") Tax-Qualified Retirement Plan Funds
                  Direct Rollover to Traditional IRA Endorsement]

         [ENDORSEMENT APPLICABLE TO ACCUMULATOR PLUS]
                  [Endorsement Applicable to Credits Applied to Annuity Account Value]

         [INVESTMENT OPTIONS ENDORSEMENTS]
                  [Endorsement Applicable to Guaranteed Interest Special Dollar Cost Averaging Endorsement Applicable to Special Money Market Dollar Cost Averaging]

         [OPTIONAL BENEFITS ENDORSEMENT]
                  [Endorsement Applicable to the Right to Add an Optional Rider]

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         OPTIONAL RIDERS ATTACHED:
                  [Guaranteed Minimum Income Benefit Rider with Optional Reset of [6%]/[6.5%] Roll Up to Age [85] GMIB Benefit Base and Guaranteed Withdrawal Benefit for Life Conversion Benefit Guaranteed Minimum Death Benefit Rider - Annual Ratchet to Age [85]
                  Guaranteed Minimum Death Benefit Rider - Greater of [3%] Roll Up to Age [85] or Annual Ratchet to Age [85]
                  Guaranteed Minimum Death Benefit Rider - Greater of [6%]/[6.5%] Roll Up to Age [85] or Annual Ratchet to Age [85] [With Optional Reset]
                  Guaranteed Withdrawal Benefit for Life Rider
                  Earnings Enhancement Benefit Rider
                  [100/125]% Principal Guarantee Benefit Rider]


         ISSUE DATE:                        [January  1, 2008]
         CONTRACT DATE:                     [January  1, 2008]
         MATURITY DATE :                    [January 1, 2043]

[FOR ACCUMULATOR CORE, SELECT AND ELITE] The Maturity Date may not be later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. [FOR NQ CONTRACTS WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

[FOR ACCUMULATOR PLUS] The Maturity Date may not be prior to [five years from the Contract Date] nor later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. [FOR NQ CONTRACTS WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

APPLICABLE FOR GUARANTEED WITHDRAWAL BENEFIT FOR LIFE CONTRACTS We will notify you in the Contract Year that is at least one year prior to the year in which the Maturity Date occurs so that you may elect (i) an Annuity Benefit of any form we are then offering as described in Part VII of the Contract, or (ii) a lump sum distribution of the Annuity Account Value or (iii) the GWBL Maturity Date Annuity Benefit described below.

The GWBL Maturity Date Annuity Benefit compares (i) your Guaranteed Annual Withdrawal Amount and (ii) the amount you would receive if you had applied your Annuity Account Value on the Maturity Date to the guaranteed annuity rates for a life annuity with no period certain and provides periodic payments of the higher resulting amount.

Under the GWBL Maturity Date Annuity Benefit, the death benefit, and any associated GWBL and GWBL Enhanced Death Benefit charges continue in effect. You may transfer among the available Investment Options under this Contract. The GWBL Maturity Date Annuity Benefit [and the GWBL Enhanced Death Benefit] are eligible for Annual Ratchets, as described under the Guaranteed Withdrawal Benefit for Life Rider. [The Standard Death Benefit will be reduced by withdrawals on a pro rata basis.] [The Enhanced Death Benefit will be reduced by withdrawals on a dollar for dollar basis.] Partial withdrawals may not be made in addition to the calculated payments described in the previous paragraph. However, the Contract may be surrendered at any time on or after the Maturity Date to receive the Cash Value hereunder. The Deferral Bonuses will no longer be applicable.

2008DP                                                               Data page 2

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PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.

[APPLICABLE IF THE SPECIAL DOLLAR COST AVERAGING PROGRAM IS AVAILABLE]
[Special Dollar Cost Averaging Rate         [4.00%] through [December 31, 2008]]

Guaranteed Interest Option:
         Initial Guaranteed Interest Rate   [2.75% through January 31, 2008;
         Annual Guaranteed Interest Rate    3.00% through December 31, 2008]
         Lifetime Minimum Guaranteed
         Interest Rate                      [2.75%]

CONTRIBUTION LIMITS: Initial Contribution minimum: [$5,000]
Subsequent Contribution minimum: [$500] Subsequent Contributions can be made until the older of the original Annuitant and Owner attain age [86] or if later, the first Contract Date Anniversary. [IF THE PRINCIPAL GUARANTEE BENEFIT IS ELECTED, THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE] [Contributions may only be made during the six-month period beginning on the Contract Date.]

For Guaranteed Withdrawal Benefit for Life Contracts, subsequent Contributions are not permitted after the later of: (i) the end of the first Contract Year and
(ii) the date the first Withdrawal is taken. In no event are subsequent Contributions permitted after the older of the original Annuitant and Owner attain age [86], or if later, the first Contract Date Anniversary.

If the Guaranteed Withdrawal Benefit for Life Benefit is added after the Contract Date, subsequent Contributions are not permitted after the date the first Withdrawal is taken under the Guaranteed Withdrawal Benefit for Life Contract.

[We may refuse to accept any Contribution if the sum of all Contributions under all "Accumulator Series" Contract/Certificate with the same Annuitant or Owner would then total more than [$1,500,000]. [FOR ALL PRODUCTS EXCEPT ACCUMULATOR SELECT AND/OR IF THE 125% PRINCIPAL GUARANTEE BENEFIT IS ELECTED]: [If we accept any such Contribution under this Contract, your Investment Options may be limited to the following: AXA Aggressive Allocation, AXA Conservative Allocation, AXA Conservative-Plus Allocation, AXA Moderate Allocation, AXA Moderate-Plus Allocation, EQ/Franklin Templeton Founding Strategy, the Guaranteed Interest Option, and the applicable account for Dollar Cost Averaging.] [FOR ISSUE AGES 81-85, THE FOLLOWING SENTENCE WILL REPLACE THE FIRST SENTENCE OF THIS PARAGRAPH] [We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $500,000.]

[We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of the first Contract Year Contributions.] [FOR ISSUE AGES UP TO 75, THE FOLLOWING LANGUAGE WILL BE INCLUDED IN CONTRACTS ISSUED IN ALL MARKET SEGMENTS EXCEPT QP-DB] [We will not exercise this right with respect to Contributions made after the first Contract Year when Contributions in any Contract Year do not exceed 100% of the amount of the Contributions made in the previous Contract Year, provided that Contributions have been made to the Contract in each and every preceding Contract Year. Notwithstanding the age limit shown above for subsequent Contributions, or any other provisions of the Contract, once aggregate Contributions made after the first Contract Year exceed 150% of your first year Contributions, no Contributions may be made to the Contract after the Contract Date Anniversary following your 75th birthday.]

[FOR CONTRACTS ISSUED IN THE QP-DB MARKET SEGMENT ONLY, THE FOLLOWING TEXT WILL APPEAR IN LIEU OF THE PREVIOUS PARAGRAPH] [We reserve the right to limit aggregate Contributions made after the first Contract Year to 100% of the first Contract Year Contributions. We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than 80% of the present value of the Annuitant's accrued benefit. The only Contributions we will accept are: (i) transfers from another [QP-DB]/[QP-DC] plan and (ii) amounts attributable to a change of investment vehicles in the plan.]

[FOR SEP-IRA AND SIMPLE IRA CONTRACTS] We will accept contributions in accordance with the Contribution requirements described in [Part III-Contributions and Allocations, Item 6 Limits on Contributions] of the [SEP] [SIMPLE IRA] endorsement.]

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[FOR NON- SPOUSAL BCO CONTRACTS] We will accept contributions in accordance with the Contribution requirements described in [Part III- Contributions and Allocations, Item 7 Limits on Contributions] of the [Non-Spousal Beneficiary Continuation Option ("BCO") Tax-Qualified Retirement Plan Funds Direct Rollover to Traditional IRA endorsement].

[FOR TRADITIONAL IRA CONTRACTS] - PARTIAL ROTH IRA CONVERSION: Initial Contribution minimum: [Greater of [$5,000] - Minimum Initial Contribution under the Accumulator [Marketing Name] Contract or [25%] of the Annuity Account Value of your Accumulator [Marketing Name] Contract].

[FOR ALL CONTRACTS] We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation
Contracts/Certificates of which you are Owner or under which you are the Annuitant would total [$2,500,000.]


INITIAL CONTRIBUTION RECEIVED:                                 [$100,000.00]
       [APPLICABLE FOR ACCUMULATOR PLUS ONLY, AND IF INDICATED BY OWNER]
       EXPECTED FIRST YEAR CONTRIBUTION:                       [$  1,000,000.00]

       [APPLICABLE FOR ACCUMULATOR PLUS ONLY]
       CREDIT AMOUNT - OF INITIAL CONTRIBUTION:                [$5,000.00/ N/A*]
        (see Endorsement Applicable to Credits Applied to Annuity Account Value)

         *[Credits are not applied to Contributions that result from a Roth IRA conversion from an Accumulator Plus Traditional IRA Contract]

FIXED MATURITY OPTIONS ARE NOT AVAILABLE UNDER THIS CONTRACT.

INVESTMENT OPTIONS AVAILABLE.  YOUR INITIAL ALLOCATION IS SHOWN.
o        VARIABLE INVESTMENT OPTIONS                                 ALLOCATION
         ---------------------------                                ------------
          [AXA Aggressive Allocation                                [$25,000.00]
          AXA Conservative Allocation
          AXA Conservative-Plus Allocation
          AXA Moderate Allocation
          AXA Moderate-Plus Allocation
          EQ/AllianceBernstein Common Stock
          EQ/AllianceBernstein Intermediate Gov't Securities
          EQ/AllianceBernstein International
          EQ/AllianceBernstein Large Cap Growth
          EQ/AllianceBernstein Quality Bond
          EQ/AllianceBernstein Small Cap Growth
          EQ/AllianceBernstein Value
          EQ/Ariel Appreciation II
          EQ/AXA Rosenberg Value Long/Short Equity
          EQ/BlackRock Basic Value Equity
          EQ/BlackRock International Value
          EQ/Boston Advisors Equity Income
          EQ/Calvert Socially Responsible
          EQ/Capital Guardian Growth
          EQ/Capital Guardian Research
          EQ/Caywood-Scholl High Yield Bond
          EQ/Davis New York Venture
          EQ/Equity 500 Index
          EQ/Evergreen International Bond

2008DP                                                               Data page 4

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          EQ/Evergreen Omega                                        [$25,000.00]
          EQ/FI Mid Cap
          EQ/Franklin Income
          EQ/Franklin Small Cap Value
          EQ/Franklin Templeton Founding Strategy
          EQ/GAMCO Mergers and Acquisitions
          EQ/GAMCO Small Company Value
          EQ/International Growth
          EQ/International Core PLUS
          EQ/JPMorgan Core Bond
          EQ/JPMorgan Value Opportunities
          EQ/Large Cap Core PLUS
          EQ/Large Cap Growth PLUS
          EQ/Mid Cap Value PLUS
          EQ/Legg Mason Value Equity
          EQ/Long Term Bond
          EQ/Lord Abbett Growth and Income
          EQ/Lord Abbett Large Cap Core
          EQ/Lord Abbett Mid Cap Value
          EQ/Marsico Focus
          EQ/Money Market
          EQ/Montag & Caldwell Growth
          EQ/Mutual Shares
          EQ/Oppenheimer Global
          EQ/Oppenheimer Main Street Small Cap
          EQ/Oppenheimer Main Street Opportunity                       [$25,000]
          EQ/PIMCO Real Return
          EQ/Short Duration Bond
          EQ/Small Company Index
          EQ/T. Rowe Price Growth Stock
          EQ/Templeton Growth
          EQ/UBS Growth and Income
          EQ/Van Kampen Comstock
          EQ/Van Kampen Emerging Markets Equity
          EQ/Van Kampen Mid Cap Growth
          EQ/Van Kampen Real Estate
          Multimanager Aggressive Equity
          Multimanager Core Bond
          Multimanager Health Care
          Multimanager High Yield
          Multimanager International Equity
          Multimanager Large Cap Core Equity
          Multimanager Large Cap Growth                             [$25,000.00]
          Multimanager Large Cap Value
          Multimanager Mid Cap Growth
          Multimanager Mid Cap Value
          Multimanager Small Cap Value
          Multimanager Small Cap Growth
          Multimanager Technology ]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].
o     GUARANTEED INTEREST OPTION ("GIO")
      [No more than [25%] of each Contribution may be allocated to the GIO]

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     [THE FOLLOWING WILL APPEAR FOR ALL ACCUMULATOR CORE AND ACCUMULATOR ELITE]
o    [Account for Special Dollar Cost Averaging]                       $0.00
     [THE FOLLOWING WILL APPEAR FOR ALL ACCUMULATOR PLUS AND ACCUMULATOR
     SELECT]
o    [Account for Special Money Market Dollar Cost Averaging]          $0.00

[IF THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE OR ONE OF THE PRINCIPAL GUARANTEE BENEFIT OPTIONS IS ELECTED, ONLY THE INVESTMENT OPTIONS SHOWN BELOW FOR THAT BENEFIT WILL BE AVAILABLE]

         [FOR GUARANTEED WITHDRAWAL BENEFIT FOR LIFE OR 100% PRINCIPAL GUARANTEE BENEFIT, THE FOLLOWING INVESTMENT OPTIONS ARE AVAILABLE]
         GUARANTEED WITHDRAWAL BENEFIT FOR LIFE [OR 100% PRINCIPAL
         GUARANTEE BENEFIT] INVESTMENT OPTIONS:
         [AXA Aggressive Allocation
         AXA Conservative Allocation
         AXA Conservative-Plus Allocation
         AXA Moderate Allocation
         AXA Moderate-Plus Allocation
         Guaranteed Interest Option
         [No more than [25%] of each Contribution may be allocated to the GIO] EQ/Franklin Templeton Founding Strategy
         [FOR ACCUMULATOR CORE AND ACCUMULATOR ELITE]
         Account for Special Dollar Cost Averaging]
         [FOR ACCUMULATOR PLUS AND ACCUMULATOR SELECT]
         Account for Special Money Market Dollar Cost Averaging

         [FOR 125% PRINCIPAL GUARANTEE BENEFIT, THE FOLLOWING INVESTMENT OPTIONS ARE AVAILABLE]
         [AXA Moderate Allocation
         Guaranteed Interest Option
         [No more than [25%] of each Contribution may be allocated to the GIO] [FOR ACCUMULATOR CORE AND ACCUMULATOR ELITE]
         Account for Special Dollar Cost Averaging]
         [FOR ACCUMULATOR PLUS AND ACCUMULATOR SELECT]
         Account for Special Money Market Dollar Cost Averaging

                                                    ----------------------------
                                                    TOTAL:  [$100,000.00]

TRANSFER RULES (SEE SECTION 4.02): [Transfer requests must be in writing and delivered by U.S mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.]

We reserve the right to:
a) [limit transfers among or to the Variable Investment Options to no more than once every 30 days,
b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,
c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,
d) reject transfer requests from a person acting on behalf of multiple contract/certificate owners unless pursuant to a trading authorization agreement that we have accepted.

2008DP                                                               Data page 6

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e) restrict or prohibit transfers in connection with execution of Investment
   Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,
f) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:
(a) [25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,
(b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or
(c) [25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year

[Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous business day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45 days] in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.]

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals: You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any Withdrawal Charge will be taken. The Lump Sum Withdrawal minimum amount is [$300]. [APPLICABLE TO QP-DB AND QP-DC MARKET SEGMENTS ONLY:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

[Unless you specify otherwise, withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option. [THE FOLLOWING LANGUAGE WILL APPEAR FOR ACCUMULATOR CORE AND ACCUMULATOR ELITE ONLY] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Account for Special Dollar Cost Averaging.] [THE FOLLOWING LANGUAGE WILL APPEAR FOR ACCUMULATOR PLUS AND ACCUMULATOR SELECT] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Special Money Market Dollar Cost Averaging program.]

         [THE FOLLOWING LANGUAGE IS APPLICABLE TO ALL MARKET SEGMENTS EXCEPT QP, AND IS NOT AVAILABLE UNDER PRINCIPAL GUARANTEE BENEFIT OR GUARANTEED WITHDRAWAL BENEFIT FOR LIFE]
         Systematic Withdrawals: [May not start sooner than 28 days after issue of this Contract.] You may elect to receive Systematic Withdrawals on a monthly, quarterly or annual basis subject to a maximum of [0.8%] monthly, [2.4%] quarterly and [10.0%] annually of the Annuity Account Value as of the Transaction Date. The Systematic Withdrawal minimum amount is [$250]. [THE FOLLOWING LANGUAGE IS APPLICABLE TO ACCUMULATOR CORE, PLUS AND ELITE] [After the Withdrawal Charge schedule described in the Data Pages of your Contract has expired, you may increase the Systematic Withdrawal percentage to an annual maximum of [100%] of the Annuity Account Value as of the Transaction Date. If a subsequent Contribution is made to the Contract after you have elected a Systematic Withdrawal percentage greater than [0.8%] monthly, [2.4%] quarterly and [10%] annually of the Annuity Account Value as of the beginning of the Contract Year in which the subsequent Contribution is made, that Systematic Withdrawal Option will be terminated automatically. We will notify you that the Systematic Withdrawal Option has terminated. The Withdrawal Charge schedule under the Contract will apply to the new Contribution and the Systematic Withdrawal percentage may be reelected up to the [0.8%] monthly, [2.4%] quarterly and [10%] annual maximums.]

2008DP                                                               Data page 7

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         [THE FOLLOWING LANGUAGE IS APPLICABLE TO THE FOLLOWING MARKET SEGMENTS:
         TRADITIONAL IRA, TSA, AND QP AND DOES NOT APPLY TO GUARANTEED
         WITHDRAWAL BENEFIT FOR LIFE]
         Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Market Segment].

[THE FOLLOWING LANGUAGE DOES NOT APPLY TO GUARANTEED WITHDRAWAL BENEFIT FOR LIFE CONTRACTS] MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE (SEE SECTION 5.01):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will be terminated.

This Contract (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

[THE FOLLOWING LANGUAGE IS APPLICABLE TO THE TSA MARKET AND DOES NOT APPLY TO GUARANTEED WITHDRAWAL BENEFIT FOR LIFE CONTRACTS AND PRINCIPAL GUARANTEE BENEFIT]
[If there is a loan outstanding, the amount withdrawn will be limited such that the Cash Value remaining after a withdrawal is equal to at least [10%] of the outstanding loan amount.]

NORMAL FORM OF ANNUITY (SEE SECTION 7.04): [Life Annuity 10 Year Period Certain] [FOR ANNUITY COMMENCEMENT DATE AGES 80 AND GREATER THE "PERIOD CERTAIN" IS AS FOLLOWS]

         ANNUITIZATION AGE            LENGTH OF PERIOD CERTAIN
         -----------------            ------------------------
           [Up to age 80                             10
                 81                                   9
                 82                                   8
                 83                                   7
                 84                                   6
                 85                                   5
                 86                                   4
                 87                                   3
                 88                                   2
                 89                                   1
           90 through 95                             0]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): [6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

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CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

          (a) Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract is surrendered.

          (b) Optional Benefit Charge(s):

              [APPLICABLE TO ALL OPTIONAL BENEFIT CHARGES]
              We will determine and deduct the Optional Benefit Charge(s) shown below, annually from your Annuity Account Value on each Contract Date Anniversary for which the benefit is in effect. If elected, other Optional Benefit(s) and any charges associated thereto are shown in the elected Optional Benefit Rider(s).

              [IF THE GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER - ANNUAL RATCHET TO AGE [85] IS ELECTED]
              Guaranteed Minimum Death Benefit Annual Ratchet to Age [85]: The charge for this benefit is [0.25%] of the GMDB benefit base.

              [IF THE GUARANTEED MINIMUM DEATH BENEFIT RIDER (GMDB) RIDER -GREATER OF [3%] ROLL UP TO AGE [85] OR ANNUAL RATCHET TO AGE [85] DEATH BENEFIT IS ELECTED]
              Guaranteed Minimum Death Benefit - Greater of [3%] Roll Up to Age [85] or Annual Ratchet to Age [85]: The charge for this benefit is [0.75%] of the GMDB benefit base.

              [IF THE EARNINGS ENHANCEMENT BENEFIT (EEB) RIDER IS ELECTED] Earnings Enhancement Benefit: The charge for this benefit is [0.35%] of the Annuity Account Value.

              [IF THE 100% PRINCIPAL GUARANTEE BENEFIT (PGB) RIDER IS ELECTED] 100% Principal Guarantee Benefit: The charge for this benefit is [0.50%] of the Annuity Account Value.

              [IF THE 125% PRINCIPAL GUARANTEE BENEFIT (PGB) RIDER IS ELECTED] 125% Principal Guarantee Benefit: The charge for this benefit is [0.75%] of the Annuity Account Value.

              [APPLICABLE TO ALL OPTIONAL BENEFIT CHARGES]
              This charge will be deducted for the portion of any Contract Year, pursuant to the termination provision of the Rider, in which a Death Benefit is paid pursuant to Section 6.02, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05, or the Contract is surrendered pursuant to
              Section 5.02.

The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro rata basis. [THE FOLLOWING LANGUAGE WILL APPEAR FOR ACCUMULATOR CORE AND ACCUMULATOR ELITE] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging.] [THE FOLLOWING LANGUAGE WILL APPEAR FOR ACCUMULATOR PLUS AND ACCUMULATOR SELECT] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Special Money Market Dollar Cost Averaging program.]

2008DP                                                               Data page 9

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03): Currently, the number of free transfers is unlimited, subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2% of each transaction amount] at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]


2008DP                                                              Data page 10